Exhibit 99.1

Date: January 20, 2016

FOR IMMEDIATE RELEASE

Charley E. Gillispie to Retire as Director of Horizon Bancorp

January 20, 2016, Michigan City, Indiana – Horizon Bancorp (NASDAQ GS: HBNC) announced Charley E. Gillispie, will retire from the Company’s Board of Directors and not stand for re-election at the Company’s May 2016 annual meeting.  Mr. Gillispie has served on the Board since 2001 and as a Director of the Bank since 2000.    Mr. Gillispie has chaired the Board’s Audit Committee since 2001.  Mr. Gillispie is relocating to the state of Florida and will no longer maintain a residence in Northwest Indiana.  Mr. Gillispie believes that it’s important for a community bank director to live, work and be engaged in the communities served by the bank, and that is also one of Horizon’s criteria when considering candidates for its Board of Directors.

His service to the local area spans many years with his retirement in July 2013 from Valparaiso University where he had served for seventeen years as Senior Vice President for Administration and Finance (CFO).  From July 2013 through December 31, 2015, Mr. Gillispie continued to serve the University as Retired Senior Vice President for Administration and Finance and Special Assistant to the President. During his tenure as Special Assistant to the President, he mentored first generation and minority students and assisted in developing internship opportunities for these students. Mr. Gillispie truly is an inspiration to all those that have had the privilege of knowing or working with him.

During his tenure with Horizon Bancorp, Mr. Gillispie chaired the Board’s Audit Committee since 2001.  “Mr. Gillispie has provided sound leadership, guidance and critical audit insight throughout his tenure with Horizon,” said Craig M. Dwight, Chairman and CEO of Horizon Bancorp. “We wish Mr. Gillispie and his family enjoyment in his well-deserved retirement years”.

“Horizon intends to announce the Company’s new Audit Committee Chairperson prior to the date Mr. Gillispie retires from the Board.  Horizon is fortunate to have five financial experts currently serving on our Board of Directors who would be eligible to assume the Audit Committee Chairperson position. As a result, we are expecting a smooth transition in this role,” continued Dwight.

About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:
Craig M. Dwight
Chairman and
Chief Executive Officer
Phone: (219) 873-2725
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